PRICING SUPPLEMENT NO. 17                                      Rule 424(b)(3)
DATED: February 18, 1998                                    File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:        Floating Rate Notes        Book Entry Notes
$25,000,000              [x]                        [x]

Original Issue Date:     Fixed Rate Notes           Certificated Notes
February 24, 1998        [_]                        [_]


Maturity Date:
February 24, 1999

Option to Extend Maturity:   No  [x]

                             Yes [_]   Final Maturity Date:


                                           Optional              Optional
                      Redemption           Repayment             Repayment
Redeemable On         Price(s)             Date(s)               Price(s)
-------------         ----------           ---------             ---------

N/A                   N/A                  N/A                   N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                           Maximum Interest Rate: N/A

[_]         Commercial Paper Rate              Minimum Interest Rate: N/A

[_]         Federal Funds Rate                 Interest Reset Date(s): *

[x]         Treasury Rate                      Interest Reset Period: Monthly

[_]         LIBOR Reuters                      Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate                         Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  3 months

Spread (plus or minus): +0.50%
---------------------

* Weekly on each Tuesday, or the day following the Treasury auction.

**       5/24/98, 8/24/98, 11/24/98 and 2/24/99.

*** The three-month Treasury rate on February 23, 1998 plus 50 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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